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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND
REPORT ON SCHEDULE

To the Board of Directors and Stockholders of
K&F Industries Holdings, Inc.:

        We consent to the use in this Registration Statement on Form S-1 of our report dated May 5, 2005 relating to the financial statements of K&F Industries Holdings, Inc. (formerly K&F Parent, Inc.) appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

        Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of K&F Industries Holdings, Inc., listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

New York, New York
May 18, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE